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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               iVillage Names 8-year Company Veteran Steven Elkes
                             Chief Financial Officer

NEW YORK - June 14, 2004 - iVillage Inc. (Nasdaq: IVIL), The Internet For Women(TM), a leading Internet-based content source for women and the number one women's community online, today announced that the Board of Directors has approved the appointment of Steven A. Elkes to the position of Chief Financial Officer. Mr. Elkes joined iVillage in 1996. He currently serves as Executive Vice President, Operations and Business Affairs, a position he will continue to hold. This announcement follows the resignation of Scott Levine on June 13, who leaves to pursue another employment opportunity.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, "Over the past eight years," Steve's contributions to iVillage have played a critical role in the overall operations and financial affairs of the Company. His appointment as Chief Financial Officer is a natural progression of his long-standing career with iVillage and I believe that he has the experience and acumen to serve as an excellent CFO. We wish Scott the best in his new endeavor."

Since 1996, Mr. Elkes has held a variety of positions at iVillage, including Senior Vice President of Business Affairs and Vice President of Business Affairs. Prior to joining iVillage, he spent more than a decade in operations and transactions at CNA Insurance Company, where he most recently held the position of Vice President, Credit/Structured Finance.

Mr. Elkes, who is 42 years old, received his M.B.A. in Corporate Finance from Baruch College and holds a B.A. from Grinnell College.

About iVillage Inc.
iVillage is "the Internet for women" and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (Nasdaq: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites ("The iVillage Network") were more than 370 million for the quarter ended March 31, 2004. In April 2004, according to comScore Media Metrix, The iVillage Network ranked 23rd among the top 100 Web and Digital Media properties with more than 17 million unique visitors in the United States and had an average reach of approximately 11% of the total online population. Also, according to the same report, The iVillage Network was the number one "women's community site" and the number three "community site" overall on the Web.

For more information about iVillage, visit www.ivillage.com.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be," "expects," "may affect," "anticipates," "may depend," "believes," "estimates," "plans," "projects" and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage's control. In addition to those risks discussed in iVillage's other press releases, public filings and statements by iVillage's management, factors that may cause iVillage's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage's ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage's largest customers and (viii) the impact of pending litigation on iVillage's business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:  iVillage Inc.
           Carl Fischer
           212.600.6502
           cfischer@mail.ivillage.com
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